UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2022

INNOVAGE HOLDING CORP.

(Exact name of registrant specified in its charter)

Delaware	001-40159	81-0710819
(State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8950 E. Lowry Boulevard Denver, CO (Address of principal executive offices)	80230 (Zip Code)

(844) 803-8745

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	INNV	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On June 30, 2022, InnovAge Holding Corp. (the “Company”) announced that James G. Carlson had joined the Company’s Board of Directors as Chairman of the Board and a member of the Compensation, Nominating and Governance Committee.  Mr. Carlson will serve as a Class II director until the Company’s Annual Meeting of Shareholders to be held in fiscal year 2023, and until such time as his successor is duly elected and qualified, or until his earlier death, resignation or removal.

Mr. Carlson served as director of Omnicare Inc. (NYSE:OCR) from 2013 through 2015 when the company was acquired by CVS Pharmacy, Inc. Prior to that, he was the Chief Executive Officer, President and Chairman of the Board of Amerigroup Corp., a multi-state managed healthcare company, from September 2007 through December 2012, retiring after Amerigroup merged with WellPoint Inc. (now known as Anthem, Inc.). He was Amerigroup’s President and Chief Operating Officer from 2003 to 2007. Prior to that, he was Executive Vice President of UnitedHealth Group and President of its UnitedHealthcare business unit, which served more than ten million members in HMO and PPO plans nationwide. Mr. Carlson’s diverse experience also includes over 17 years with Prudential Financial, Inc. Mr. Carlson is a member of the boards of PurFoods LLC, a home meal delivery service, and is co-founder of Guidon Partners. Mr. Carlson attended Morningside University and graduated from from Rider University.

In connection with his appointment, Mr. Carlson received a grant of restricted stock units with a grant date fair value of $125,000, vesting in full on the first anniversary of the grant date, subject to Mr. Carlson’s continued service on the Board through such vesting date. Additionally, Mr. Carlson will be entitled to receive: (i) a cash retainer in the amount of $100,000 per year in respect of his service as a member of the Board and its committee(s) and (ii) an additional cash retainer in the amount of $100,000 per year in respect of his service as Chairman of the Board. The Company will also enter into its standard form of indemnification agreement with Mr. Carlson the form of which was filed as Exhibit 10.2 to the Company’s Registration Statement filed with the Securities and Exchange Commission on Form S-1 on February 8, 2021.

The Company is not aware of any related party transactions or relationships between Mr. Carlson and the Company that would require disclosure under Item 404(a) of Regulation S-K. Mr. Carlson was selected as a director pursuant to the Director Nomination Agreement, dated March 8, 2021, by and between the Company and the entities affiliated with Apax Partners and Welsh, Carson, Anderson & Stowe, the Company’s principal shareholders.

Item7.01	Regulation FD Disclosure

On June 30, 2022, the Company issued a press release announcing the appointment of Mr. Carlson to the Board. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed or furnished as part of this Report:

Exhibit#	Description
99.1	Press Release of InnovAge Holding Corp., dated June 30, 2022
104	Cover Page Interactive Data file (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 30, 2022
INNOVAGE HOLDING CORP.

	By:	/s/ Barbara Gutierrez
	Name:	Barbara Gutierrez
	Title:	Chief Financial Officer